As filed with the Securities and Exchange Commission on May 16, 2012

Registration No. 333-168074

Registration No. 333-172818

Registration No. 333-180151

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168074

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172818

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-180151

UNDER THE SECURITIES ACT OF 1933

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	11501 Domain Drive, Suite 200 Austin, Texas 78758	74-2935609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended

GetActive Software, Inc. 2000 Stock Option Plan, as amended

GetActive Software, Inc. 2006 Equity Incentive Plan, as amended

Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended

(Full Titles of the Plans)

Marc E. Chardon

Blackbaud, Inc.

2000 Daniel Island Drive

Charleston, South Carolina 29492

(843) 216-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds

S. Halle Vakani

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Facsimile: (919) 781-4865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Convio, Inc., a Delaware corporation (the “Registrant”), files this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) and hereby deregisters all shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), unissued under each of the Registration Statements:

•

Registration Statement on Form S-8 (File No. 333-168074), registering the offering and sale of up to (a) 2,669,568 shares of Common Stock, as may be issued from time to time under the Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended, (b) 128,140 shares of Common Stock, as may be issued from time to time under the GetActive Software, Inc. 2000 Stock Option Plan, as amended, (c) 93,554 shares of Common Stock, as may be issued from time to time under the GetActive Software, Inc. 2006 Equity Incentive Plan, as amended, and (d) the 580,096 shares of Common Stock, as may be issued from time to time under the Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended, (the “Convio 2009 Plan”), filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2010;

•

Registration Statement on Form S-8 (File No. 333-172818), registering the offering and sale of up to 704,501 shares of Common Stock, as may be issued from time to time under the Convio 2009 Plan, filed with the Commission on March 14, 2011; and

•

Registration Statement on Form S-8 (File No. 333-180151), registering the offering and sale of up to 743,652 shares of Common Stock, as may be issued from time to time under the Convio 2009 Plan, filed with the Commission on March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on May 16, 2012.

CONVIO, INC.

By:	/s/ Marc E. Chardon
Name:	Marc E. Chardon
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Marc E. Chardon Marc E. Chardon	President and Chief Executive Officer (Principal Executive Officer) and Director	May 16, 2012

/s/ Anthony W. Boor Anthony W. Boor	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 16, 2012

/s/ Charles T. Cumbaa Charles T. Cumbaa	Director	May 16, 2012